EXHIBIT 10.10


                                                                  EXECUTION COPY

                            NOTES PURCHASE AGREEMENT

        THIS NOTES PURCHASE AGREEMENT (this "Agreement"), dated as of November 30, 2001, is made by and between Marvel Enterprises, Inc., a Delaware corporation (the "Company") and Mr. Isaac Perlmutter, an individual residing in Florida ("Perlmutter").

                              Preliminary Statement

        WHEREAS, Perlmutter has acquired 100% interest in the 12% Senior Notes due 2009 of the Company listed on Schedule 1 attached hereto in the aggregate face amount of $42.968 million (the "Notes"). The Company desires to purchase from Perlmutter, and Perlmutter desires to sell to the Company, the Notes;

        NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

        SECTION 1. Definitions.

        (a) "Agreement" has the meaning ascribed to such term in the introductory paragraph hereof.

        (b) "Board of Directors" means the board of directors of the Company.

        (c) "Business Day" means a day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

        (d) "By-laws" means the by-laws of the Company, as amended.

        (e) "Certificate of Incorporation" means the certificate of incorporation of the Company, as amended.

        (f) "Closing" has the meaning ascribed to such term in Section 2(b) hereof.

        (g) "Closing Date" means the date of Closing as provided in Section 2(b) hereof.

        (h) "Company" has the meaning ascribed to such term in the introductory paragraph hereof.

        (i) "Credit Agreement" means the credit agreement, dated as of the date hereof, to be entered into among the Company, the various financial institutions and other persons from time to time parties thereto, HSBC Bank USA, as administrative agent for the Lenders and HSBC Securities (USA), Inc., as sole lead arranger and sole bookrunner.

        (j) "Governmental Authority" means federal, provincial, state, local, foreign or other governmental or quasi-governmental agency or body or any other type of regulatory authority or body, including without limitation the New York Stock Exchange.

        (k) "Indemnified Person" has the meaning ascribed to such term in
Section 9(b)(iv) hereof.

        (l) "Indemnifying Person" has the meaning ascribed to such term in
Section 9(b)(iv) hereof.

        (m) "Indenture" means the Indenture dated as of February 25, 1999 among the Company, MEI Holding Company F Corp., a Delaware corporation, MEI Holding Company S Corp., a Delaware corporation, MEI Holding Company FHF Corp., a Delaware corporation, MRV, Inc. a Delaware corporation, Malibu Comics Entertainment, Inc., a California corporation, Marvel Characters, Inc., a Delaware corporation, Marvel Entertainment Group, Inc., a Delaware corporation, and Marvel Restaurant Venture Corp., a Delaware corporation, as guarantors, and IBJ Whitehall Bank & Trust Company, as trustee.

        (n) "Note Closing Date" means the date of the Closing.

        (o) "Notes" has the meaning ascribed to such term in the recitals hereof.

        (p) "Perlmutter" has the meaning ascribed to such term in the introductory paragraph hereof.

        (q) "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

        (r) "Purchase Price" means the sum total of all of the adjusted purchase prices for each Note. The adjusted purchase price for each Note, other than Notes purchased by Perlmutter in the original issuance of such Notes by the Company, shall be the price originally paid by Perlmutter as purchase price for the Note (excluding any amount paid in respect of accrued interest on the Note) plus (A) the product of (a) such amount, times (b) a fraction, the numerator of which shall be the product of (x) .07 times (y) the actual number of days elapsed between Perlmutter's purchase of such note and the Note Closing Date, and the denominator of which shall be 365 and (B) the amount of any accrued interest paid by Perlmutter in respect of the Note at the time of its purchase. The adjusted purchase price of each such Note shall be reduced by the amount of any interest on the Note that has been paid or is payable to Permutter as the holder of the Note. The adjusted purchase price for each Note purchased by Perlmuter in the original issuance of such Notes by the Company shall be 53% of the price originally paid by Perlmutter as purchase price for the Note.

        (s) "Registrar" has the meaning ascribed to such term in the Indenture.

        (t) "Security Register" has the meaning ascribed to such term in the Indenture.

        SECTION 2. Note Purchase and Sale.

        (a) Purchase and Sale. Upon the terms and subject to the conditions contained in this Agreement, Perlmutter hereby agrees to sell to the Company, and the Company hereby agrees to purchase from Perlmutter, the Notes for the Purchase Price.


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


        (b) Closing. Subject to Sections 6 and 7 hereof, the consummation of the purchase and sale of the Notes (the "Closing") shall occur at the principal executive offices of the Company in New York, New York, or such other place as the parties shall otherwise agree, on a Business Day no later than December 31, 2001 which is agreed upon by the parties or, if the parties cannot agree on such a Business Day, then on December 31, 2001.

        (c) Note Closing Deliveries. At the Closing, Perlmutter shall deliver to the Company a letter of instruction, reasonably satisfactory to the Company, irrevocably instructing the Registrar to transfer the Notes to the Company in the Security Register and any other documents or instruments required by the Indenture to transfer the Notes to the Company against delivery of the Purchase Price. At the Closing, the Company shall pay the Purchase Price to Perlmutter by certified check or, at Perlmutter's election, by wire transfer in immediately available funds to an account specified by Perlmutter to the Company in writing no less than two Business Days prior to the Closing.

        SECTION 3. Representations and Warranties of Perlmutter. Perlmutter represents and warrants to the Company that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct with respect to Perlmutter:

        (a) Authorization. This Agreement has been duly executed and delivered by Perlmutter and constitutes a legal, valid and binding obligation of Perlmutter, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principals of equity.

        (b) No Conflict. The execution, delivery and performance by Perlmutter of this Agreement and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other Governmental Authority applicable to Perlmutter; (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material contract or instrument to which Perlmutter is a party or by which he or any of his property is bound or affected; or (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Perlmutter.

        (c) Title to the Notes; No Consent Required. Perlmutter has good and valid title to the Notes, free and clear of any legal or equitable claims, security interests, liens and encumbrances in favor of any other Person. By transfer of the Notes pursuant to the exercise of the Option, Perlmutter is passing good title to the Notes and to all rights thereunder of the holder thereto free and clear of any claims, security interests, liens and encumbrances whatsoever. No consent of any Person is required for the sale, transfer and delivery of the Notes by Perlmutter which has not been obtained.

        (d) Accuracy of Note Information. The acquisition date, acquisition price and amount of accrued interest paid at the time of acquisition, as set forth opposite each Note on


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


Schedule 1 attached hereto is the true, complete and accurate date of acquisition, price and amount of accrued interest paid, respectively, by Perlmutter in respect of such Note.

        (e) No Broker. Perlmutter has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

        SECTION 4. Representations and Warranties of the Company. The Company represents and warrants to Perlmutter that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct with respect to the Company:

        (a) Authorization. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite corporate action by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principals of equity.

        (b) No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other Governmental Authority applicable to the Company; (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, the Certificate of Incorporation or By-laws, or under any material contract or instrument to which the Company is a party or by which it or any of its property is bound or affected; or (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company.

        (c) No Consent or Approval Required. No permit, consent, approval or authorization of, or declaration to, or filing with, any Person is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, or the carrying out by the Company of the transactions contemplated hereby.

        (d) No Broker. The Company has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

        SECTION 5. Best Efforts. Each of the Company and Perlmutter shall use their respective reasonable best efforts to cause the conditions in Sections 6 and 7 hereof to be satisfied on a timely basis.

        SECTION 6. Conditions Precedent to the Company's Obligation to Close. Each obligation of the Company under this Agreement required to be fulfilled on or before the Closing is subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived by the Company, in whole or in part:


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        (i) Representations and Warranties. The representations and warranties of Perlmutter contained in this Agreement shall be true and correct when made and on the Closing Date, with the same effect as though made on the Closing Date.

        (ii) Availability of Payment. The Company shall have the funds immediately available under its line of credit under the Credit Agreement to pay the Purchase Price.

        (iii) Financial Conditions. (1) Trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Trade, (2) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market, (3) a general moratorium on commercial on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, and (4) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Company's judgment is material and adverse.

        (iv) Performance. (1) All of the covenants and obligations that Perlmutter is required to perform or comply with pursuant to this Agreement on or before the Closing must have been duly performed and complied with in all material respects, and (2) each document required to be delivered by Perlmutter pursuant to Section 2(c) hereof must have been delivered.

        (v) Delivery of Additional Documents. Perlmutter shall have executed and delivered to the Company such other documents, certificates and instruments as the Company may reasonably require to effectuate, or otherwise facilitate the consummation of the purchase and sale of the Notes.

        (vi) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the purchase and sale of the Notes shall be in effect.

        SECTION 7. Conditions Precedent to Perlmutter's Obligation to Close. Each obligation of Perlmutter under this Agreement required to be fulfilled on or before the Closing is subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived by Perlmutter, in whole or in part:

        (i) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct when made and on the Closing Date, with the same effect as though made on the Closing Date.

        (ii) The Company's Performance. All of the covenants and obligations that the Company is required to perform or comply with pursuant to this Agreement on or before the Closing must have been duly performed and complied with in all material respects.

        (iii) Delivery of Additional Documents. The Company shall have executed and delivered to Perlmutter such other documents, certificates and instruments as the Company may reasonably require to effectuate, or otherwise facilitate the consummation of the purchase and sale of the Notes.


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


        (iv) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the purchase and sale of the Notes shall be in effect.

        SECTION 8. Termination.

        (a) Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

            (i) by either the Company or Perlmutter if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

            (ii) (1) by the Company if any of the conditions in Section 6 has not been satisfied as of December 31, 2001 or if satisfaction of such a condition is or becomes impossible (other than through failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before December 31, 2001; or (2) by Perlmutter if any of the conditions in Section 7 has not been satisfied as of December 31, 2001 or if satisfaction of such a condition is or becomes impossible (other than through failure of Perlmutter to comply with his obligations under this Agreement) and Perlmutter has not waived such condition on or before December 31, 2001; or

            (iii) by mutual consent of the Company and Perlmutter.

        (b) Effect of Termination. Each party's right of termination under
Section 8(a) hereof is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8(a) hereof, all further obligations of the parties under this Agreement will terminate other than under Section 9; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

        SECTION 9. Miscellaneous.

        (a) Survival of Representations and Warranties. The representations and warranties of the Company and Perlmutter contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Perlmutter or the Company.

        (b) Indemnification.

            (i) Indemnification by the Company. The Company shall indemnify, defend and hold Perlmutter harmless from and against any and all liabilities, losses or damages, together with all reasonable costs and expenses related thereto or incurred in defending against same (including legal and accounting fees and expenses), arising from, relating to, or connected with any untruth, inaccuracy or breach of any representations, warranties or covenants of the Company contained in this Agreement.


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


        (ii) Indemnification by Perlmutter. Perlmutter shall indemnify, defend and hold Perlmutter harmless the Company against any and all liabilities, losses or damages, together with all reasonable costs and expenses related thereto or incurred in defending the same (including legal and accounting fees and expenses), arising from, relating to, or connected with any untruth, inaccuracy or breach of any representations, warranties or covenants of Perlmutter contained in this Agreement.

        (iii) Indemnification for Finder's Fees. Each party hereto agrees to indemnify and to hold harmless each other party hereto from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses (including reasonable attorney's fees) of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees, or representatives is responsible.

        (iv) Indemnification Procedures. Any Person seeking indemnification hereunder (an "Indemnified Person") shall notify the Person from whom it is seeking indemnification (the "Indemnifying Person") of a commencement of an indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. The Indemnifying Person shall be entitled to participate in such defense and, to the extent that it wishes, assume the defense thereof with counsel reasonably acceptable to the Indemnified Person, provided that the Indemnified Person shall have the right to participate in the defense of such action with counsel of its own selection. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, the Indemnifying Person shall not be liable to the Indemnified Person under this Section 9(b) for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof. No Indemnified Person shall compromise or settle any action or claim without the consent of the Indemnifying Person which shall not be unreasonably withheld.

        (c) Successors and Assigns.

            (i) This Agreement and the rights hereunder shall not be assignable or transferable by Perlmutter or the Company except in the case of the Company by operation of law in connection with a merger, consolidation or sale of substantially all the assets of the Company. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

            (ii) Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        (d) Governing Law; Submission to Jurisdiction . This Agreement shall be governed by and construed under the laws of the State of New York, exclusive of the provisions thereof governing conflicts of laws. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York or the United States of America located in the State of New York for any actions, suits or proceedings arising out of or


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


relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating hereto except in such courts), and further agree that service of any process, summons, notice or documents by United States registered mail to either party in accordance with Section 9(g) hereof shall be effective service of process for any action, suit or proceeding brought against the other party in any such court and, absent any statute, rule or order to the contrary, that each party shall have thirty (30) days from actual receipt of any complaint to answer or otherwise plead with respect thereto. In such event, the parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (f) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        (g) Notices. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing and shall be deemed effectively given when received by the addressee, if sent by a nationally recognized overnight delivery service, with postage and fees prepaid, return receipt requested, and addressed to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other party):

            (i) if to the Company, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016, attention to Allen Lipson, Esq., with copies to Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, 9th Floor, Stamford, Connecticut 06901, attention to John Turitzin, Esq.; and

            (ii) if to Perlmutter, P.O. Box 1028, Lake Worth, Florida 33460, with a copy to Shipman & Sosensky, LLC, 363 Main Street, Hartford, Connecticut 06106, attention to Mark Shipman, Esq., or at such other address designated by an Investor to the Company and the other Investors in writing.

        (h) Expenses. Each of the parties hereto shall pay all costs and expenses incurred or to be incurred by it in negotiating, executing, delivering and preparing this Agreement and in closing and carrying out the transactions contemplated hereby and thereby.

        (i) Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. Except as set forth herein, no provision hereof may be waived other than by a written instrument signed by the party or


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


parties so waiving such covenant or other provision as contemplated herein. This Agreement may be amended only with the written consent of the Company and Perlmutter.

        (j) Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

        (k) Entire Agreement. This Agreement, together with all exhibits, documents and instruments referred to herein, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.



                            (Signature Pages Follow)



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


        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.



                                          MARVEL ENTERPRISES, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          /s/ ISAAC PERLMUTTER
                                          -------------------------------------
                                          ISAAC PERLMUTTER

                                   SCHEDULE 1

                                      NOTES

 Date of Purchase by      Face Value of        Perlmutter's        Amount of Accrued Interest
      Perlmutter              Notes           Purchase Price        Paid at Time of Purchase
      ----------              -----           --------------        ------------------------

July 11, 2001              $12,306,000             $6,460,650                       $106,652

August 16, 2001             $1,627,000               $890,783                        $33,082

August 28, 2001            $10,960,000             $6,028,000                       $266,693

September 25, 2001          $4,000,000             $2,100,000                       $133,333

September 28, 2001          $7,075,000             $3,608,250                       $242,908

September 28, 2001          $2,000,000             $1,035,000                        $68,667

Original Issuance           $5,000,000             $2,650,000                       $327,123